EXCHANGE AGREEMENT

This Amendment to Exchange Agreement (this "***Amendment***") is entered into as of August 11, 2024, by and between Accredited Solutions, Inc., a Nevada corporation (the "***Company***") and Janbella Group, LLC, a North Carolina limited liability company (the "***Investor***" and together with the Company, the "***Parties***").

WHEREAS, pursuant to those certain Securities Purchase Agreements by and between the Company and the Investor (the "***Purchase Agreements***" true and correct copies which are attached hereto as Exhibit A), the Company issued to the Investor, [Convertible Promissory Notes] (the "***Notes***" true and correct copies of which are attached hereto as Exhibit B) in exchange for loans by the Investor to the Company in the amounts and on such dates as set forth on Schedule A attached hereto;

WHEREAS, pursuant to that certain Exchange Agreement entered into between the Parties, dated April 18, 2024 (the "***Exchange Agreement***"), the Parties exchanged all of the Notes held by the Investor as set forth on Schedule A attached thereto (the "***Surrendered Securities***") for 110 shares of Series B Convertible Preferred Stock of the Company (the "***Series B Preferred Shares***") with the designations, preferences, rights and limitations on the Series B Convertible Preferred Stock certificate of designation (true and correct copies of which were attached to the Exchange Agreement as Exhibit C);

WHEREAS, the Parties now desire to enter into this Amendment to amend certain terms of the Exchange Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The representations, covenants, and recitations set forth in the foregoing recitals are hereby incorporated into and made a part of this Amendment, including all defined terms referenced therein.

2. Except as specifically modified by this Amendment, the terms and conditions of the Exchange Agreement, shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Exchange Agreement, the terms of this Amendment shall control. All capitalized terms used herein shall have the meaning ascribed to them in the Exchange Agreement, unless defined otherwise herein.

3. The Exchange Agreement shall be amended so that the term ***Surrendered Securities*** shall mean all of the Notes held by the Investor as set forth on Schedule A, except that the Investor shall retain a portion of such Notes with an outstanding balance of $35,000, which the Investor shall have the right to convert pursuant to the terms of the Notes, in addition to retaining any rights of the holder of such Notes pursuant to its terms.

4. Miscellaneous.

A. Each of the Parties hereto represents and acknowledges that it has been provided with a reasonable period of time within which to discuss and review the terms of this Amendment with its counsel before signing it and that it is freely and voluntarily signing this Amendment in exchange for the benefits provided herein. Having acknowledged the foregoing, the Parties agree (i) that they will not contest the validity of this Amendment and the transactions contemplated therein, and (ii) that this Amendment shall be construed without regard to any presumption or other rule requiring construction against the Party causing the drafting thereof.

B. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

C. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Amendment shall be brought only in the state and/or federal courts located in Delaware. The parties to this Amendment hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **THE DEBTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.** The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Amendment or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Amendment or any other related documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

Investor Company
(Investor)

____

Officer

ACCREDITED SOLUTIONS INC.
(Company)

____

Eduardo Brito
Chief Executive Officer